Exhibit 99.1

Boxlight to Hold Third Quarter 2022 Financial Results Conference Call

DULUTH, Ga.--(BUSINESS WIRE)--Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions, will hold its Third Quarter 2022 results conference call on Wednesday, November 9, 2022 at 4:30 p.m. Eastern Time. The conference details are as follows:

Date:	Wednesday, November 9, 2022
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic) 1-973-528-0011 (International)
Participant Access Code:	951260
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/46898

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, November 23, 2023, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 46898.

Senior management will be available for questions from the investment community following prepared remarks.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories and professional services. For more information about Boxlight and the Boxlight story, visit www.boxlight.com, www.clevertouch.com and www.gofrontrow.com.

Forward Looking Statements

This press release may contain information about Boxlight's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements because of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives and competition in the industry. Boxlight encourages you to review other factors that may affect its future results in its filings with the SEC.

Media Relations

Sunshine Nance

+1 360-464-2119 x254

sunshine.nance@boxlight.com

Investor Relations

Greg Wiggins

+1 360-464-4478

investor.relations@boxlight.com